Exhibit 107

Calculation of Filing Fee Tables

Form SF-3

(Form Type)

UBS Commercial Mortgage Securitization Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit(1)	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Mortgage Backed Securities	Commercial Mortgage Pass-Through Certificates	Rule 457(s)	(1)	(1)	(1)	(1)	(1)
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities								(1)
	Total Offering Amounts
	Total Fees Previously Paid
	Total Fee Offsets
	Net Fee Due							(1)

Exhibit 107

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fees Offset Claims	(2)	(2)	(2)	(2)	(2)	(2)	(2)	(2)	(2)	(2)	(2)
Fees Offset Sources	(2)	(2)	(2)	(2)	(2)	(2)	(2)	(2)	(2)	(2)	(2)
Rule 457(p)(3)
Fee Offset Claims	UBS Commercial Mortgage Securitization Corp.	SF-3	333-283483	November 26, 2024		$499,797.92	Mortgage Backed Securities	Commercial Mortgage Pass-Through Certificates	$3,264,519,399	$3,264,519,399
Fees Offset Sources	Credit Suisse Commercial Mortgage Securities Corp.	SF-3	333-261687		January 21, 2022						$499,797.92

(1)	The registrant is registering an unspecified amount of mortgage-backed securities as may from time to time be offered at unspecified prices and is deferring payment of all of the registration fees for any such mortgage-backed securities in accordance with Rule 456(c) and Rule 457(s) of the Securities and Exchange Commission’s Rules and Regulations under the Securities Act.
(2)	Not applicable.
(3)	Credit Suisse Commercial Mortgage Securities Corp. (“CSCMSC”), an affiliate of the Registrant having the same ultimate parent as the Registrant, previously filed a Registration Statement on Form SF-3 (Registration No. 333-261687), initially filed on December 16, 2021 and declared effective on January 26, 2022 (the “CSCMSC Prior Registration Statement”). With respect to the CSCMSC Prior Registration Statement, $4,014,441,100 in aggregate principal amount of unsold securities remains, as to which unsold securities a registration fee of $499,797.92 was paid. The amount shown under “Unsold Aggregate Offering Amount Associated with Fee Offset Claimed” is the amount (rounded down to the nearest dollar) able to be registered at the current filing fee rate of $153.10/$1,000,000.00 by crediting the $499,797.92 of fees remaining in respect of the unsold securities on the CSCMSC Prior Registration Statement, the Registrant hereby electing to use the fee offset provided by Rule 457(p) of the Securities and Exchange Commission's Rules and Regulations under the Securities Act of 1933 for such purpose.

Exhibit 107